Exhibit 99.1
FOR IMMEDIATE RELEASE
HANDLEMAN COMPANY NAMES KHALED HARAM
AS CHIEF FINANCIAL OFFICER
Troy, Michigan – February 18, 2008, Handleman Company (NYSE: HDL), www.handleman.com, today announced that Khaled Haram has been promoted to the position of Senior Vice President and Chief Financial Officer, effective immediately. The Company also announced that it has accepted the resignation of Executive Vice President and Chief Financial Officer Thomas Braum, effective immediately.
Mr. Haram has been with Handleman Company since April 2006 when he was hired as Senior Vice President and Chief Information Officer. In 2007, he took on the additional responsibility for Handleman United Kingdom. The Information Technology division will continue to report to him in his new role.
President & CEO Al Koch said, “Khaled brings a strong business and finance acumen to the position. His experience prior to Handleman Company, as well as his contributions over the last two years, has prepared him well for this role.”
Mr. Haram’s background includes ten years at Estee Lauder Companies, where he held several positions of increasing responsibility including Vice President for Global Information Systems. In 2001, he left Estee Lauder to launch Zalia Cosmetics, the first nationwide Latin consumer-focused cosmetics line. For the next four years he operated this business as its Chief Executive Officer. Mr. Haram holds a Bachelor of Science Degree in Computer Science from New York University, a Bachelors of Electrical Engineering from The Cooper Union and a MBA in Finance from the Stern School of Business at New York University.
Mr. Koch stated, “We are appreciative of Tom Braum’s 23 years of dedicated service to the Company, in which he acted with the highest level of integrity. We wish him well in his future endeavors.”
About Handleman Company:
Handleman Company is a category manager and distributor of prerecorded music and console video game hardware, software and accessories to leading retailers in the United States, United

Kingdom, and Canada. As a category manager, the Company manages a broad assortment of titles to optimize sales and inventory productivity in retail stores. Services offered include product selection, direct-to-store shipments, marketing and in-store merchandising.
Forward-Looking and Cautionary Statements
Information in this press release contains forward-looking statements, which are not historical facts. These statements involve risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results, events and performance could differ materially from those contemplated by these forward-looking statements including, without limitation, achievement of cost saving strategies identified or in the process of being implemented, successfully executing new business initiatives, risks associated with the Company’s responsibilities required under its agreement with Tesco PLC, improving operating performance after the termination of the Company’s music supply agreement with ASDA and generating cash from reducing working capital investment, the ability to secure funding or generate sufficient cash required to build and grow other new businesses, achieving the business integration objectives expected with the Crave Entertainment Group and REPS acquisitions, changes in the music and console video game industries, continuation of satisfactory relationships with existing customers and suppliers, establishing satisfactory relationships with new customers and suppliers, effects of electronic commerce inclusive of digital music and console video game distribution, success of new music and video game releases, dependency on technology, ability to control costs, relationships with the Company’s lenders, pricing and competitive pressures, dependence on third-party carriers to deliver products to customers, the occurrence of catastrophic events or acts of terrorism, retaining and/or recruiting key executives, certain global and regional economic conditions, and other factors discussed in this press release and those detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Handleman Company notes that the preceding conditions are not a complete list of risks and uncertainties. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.
Handleman Company Contacts:

Mark J. Albrecht	Greg Mize,
Senior Vice President, Human	Vice President of Investor Relations and
Resources & Organizational Development	Treasurer
(248) 362-4400, Ext. 608	(248) 362-4400, Ext. 211